Exhibit 10.2

Document No.: CMBC-HT-469 (S.Y. 2012)

Loan Contract

No.: (matching) Z.R.J.D.Z. 20130006

Party A: Jiangxi Zhangshu Yida Tourism and Development Co., Ltd. (Lender)
Valid ID: Business License 360982210009287
Domicile: No. 99, Gexuan Rd., Zhangshu City
Postal code:
Tel.:
Fax:

Party B: Wang Qiaoqia (Borrower)
Valid ID: 142724196910203122
Domicile: Unit 401, Building 18, Jintai Residential Quarters, Gulou District, Fuzhou
Postal code:
Tel.:
Fax:

Party C: China Minsheng Banking Corp., Ltd., Fuzhou Branch (Supplier)
Domicile: No. 280, Hudong Rd., Fuzhou City
Legal representative: Su Suhua
Postal code:
Tel.:
Fax:

In order to perform the Financial Advisor Contract (Contract No. (Matching Finance), R.Z. 20130006) between Party A and Party C and the Financial Consultant Contract (Contract No.      /    ) or Finance Entrustment (No. L.C.W.Z. 20130006) between Party B and Party C, with Party C as the mediator, based on the equality and voluntariness, the Contract is made by and between Party A and Party B, regarding loan issued by Party B to Party A, funds borrowed by Party A from Party B and the service provided by Party C, in accordance with relevant state laws and regulations in good faith.

The loan and debt herein have the same meaning.

Chapter I Loan Amount, Term and Purpose

Article 1 The loan amount hereunder is RMB (in words) TWELVE MILLION FIVE HUNDRED THOUSAND, (in figure RMB 12,500,000).

Article 2 The loan term hereunder is from July 22, 2013 to July 22, 2014. The interests shall be calculated since the loan is issued to the loan account opened by Party A at Party C (account number 1502014210009425, opening bank Sales Department of China Minsheng Banking Corp., Ltd., Fuzhou Branch), regardless of actual use.

Article 3 The purpose of the loan is for Jiangxi Zhangshu Yang-sheng Paradise tourism project only. Party A shall not use the loan hereunder for illegal activities, illegal business or areas prohibited by state laws and regulations; Party A shall not change the purpose for the loan or embezzle the loan.

Article 4 The annual interest rate for the loan hereunder is 10% (I); monthly interest rate hereunder = annual interest rate/12, daily interest rate = annual interest rate/360. After the issuance of the loan, if the People's Bank of China (hereinafter referred to as PBC) adjusts relevant benchmark interest rate, then      1     :

1. The loan interest rate hereunder shall not change;
2. The loan interest rate shall be calculated through the following format: I' (adjusted interest rate) = (newly published loan benchmark interest rate at the same period by PBC/the loan benchmark interest rate at the same period by PBC on the loan issuing date) * I.

Notwithstanding the agreement herein, the loan interest rate hereunder shall not exceed 4 times of benchmark interest rate. Both parties agree that the exceeding part shall be deemed as a loan interest rate 4 times higher than benchmark interest rate.

Chapter II Default Interest

Article 5 Where Party A fails to pay off the loan principal and interests, since the due date, the default interest shall be calculated based on account payable in accordance with default interest and overdue days, till the day on which Party A pays off.

The default rate shall be [50%] more in addition to the loan interest rate hereunder.

Article 6 Where Party A fails to use the loan in accordance with the purpose agreed herein, Party B may charge Party A of default interests, which shall be calculated based on the embezzled loan amount in accordance with default interest rate hereunder and actual default days, since the default date till Party A pays off principal and interest.

The default interest rate hereunder shall be [100%] in addition to loan interest rate hereunder.

Article 7 Compound interest is not calculated under the interest rate.

Chapter III Loan Issuance and Repayment

Article 8 Party B shall issue the loan to Party A in accordance with    1     , provided that the Contract is effective, and Party A has completed loan transaction, guarantee transaction and all other transactions agreed herein: (1) where the aforesaid conditions are met, the payment shall be made in a lump sum within three (3) days; (2) others    /     .

Article 9 Three parties agree that, the day when Party B entrusted Party C to transfer the loan amount agreed herein to the loan account opened by Party A at Party C shall be deemed that Party B has performed the loan issuance obligation. Party B shall not issue the loan to Party A directly.

Article 10 Party A shall repay the loan to Party B in accordance with the payment method and term agreed herein. The payment method of the principal and interest of the loan hereunder will be the following item 1  :

1. The principal and the interest shall be paid together, i.e., the loan principal and interest shall be paid off on due date;

2. The payment shall be made monthly with principal and interest repaid in a lump sum. The settlement date is the    /    day every month. When the loan is due, the interest shall be paid with the principal;

3. Others:                   /

Article 11 Three parties agree that, where Party A repays the amount payable to the loan account opened by Party A at Party C before repayment date, it shall be deemed that Party A has performed the relevant loan repayment obligation. Party A will not repay the loan to Party B directly.

Article 12 Where Party A wishes to repay the loan in advance, prior consent shall be obtained from Party B. Where Party B agrees prior repayment by Party A, Party C shall be informed of date of prior repayment, repayment principal and interest agreed by Party A and Party B in written form. In addition, Party A shall pay penalty of              /               to Party B upon repayment of principal.

Chapter IV Guarantee

Article 13 In order to ensure the loan hereunder can be paid off, Party A and/or the third party shall provide Party B with the following       /           guarantee:

1. (Matching) Z.R.D.B.Z No.              /                Guarantee Contract;

2. Others              /                .

Chapter V Agent Receipt and Payment

Article 14 Party B entrusts Party C to transact funds receipt and payment regarding loan issuance and loan payment hereunder.

Article 15 Where Party C transfers the funds deposited by Party B to the loan account opened by Party A at Party C within three (3) working days under the instruction of Party B, it shall be deemed that Party C has performed entrusted issuance of loan.

Article 16 Party A hereby makes an irrevocable authorization to Party C that Party C shall automatically deduct the funds equal to the amount due in the loan account opened by Party A at Party C on repayment date, and transfer the funds within one (1) working day to account opened by Party B at Party C (account No. 6226221580758446, account name  Wang Qiaoqia  ). And it shall be deemed that Party C has performed the entrusted loan repayment transfer obligation.

Article 17 Where multiple creditors are involved, Party A shall not only deposit sufficient repayment principal and interest agreed into the loan account, but also provide distribution lists for every creditor. Party C shall check the validity of the list in accordance with the Loan Contract before transfer the money. Where any lists are not valid, they shall be reported to Party A and Party B in time.

Article 18 Party C may charge 1.2% of the loan amount as the entrustment remuneration. Three parties agreed that Party A shall pay such remuneration to the appointed account by Party C: 9988150001000011 in a lump sum within three (3) days after loan issuance. Where Party A fails to make actual payment, Party C may require Party B to pay for the remuneration. The undertaking of such remuneration by Party A shall not affect the interest undertaking agreed in Article 4 hereof.

Chapter VI Funds (Account) Supervision

Article 19 Party B entrusts Party C to supervise the loan usage by Party A.

Article 20 After Party B issues the loan to the account opened by Party A at Party C, three parties agree that Party C shall supervise such account. Three parties also agree that after Party A provides the basic transaction documents consistent with loan purpose, it may apply to require Party C to make entrusted payment to relevant funds or payment in other methods agreed by Party B in written form, otherwise Party A shall not use the funds in the account.

Three parties agree that, the aforesaid entrusted payment means the payment to □ bank account of transaction counterpart in transaction documents of Party A; □ other bank accounts appointed by Party A.

Article 21 Party C shall carry out formal examination to the basic transaction document provided by Party A and reserve the right to refuse funds transfer for application with inconsistent loan purpose. Where Party A disagrees with the refusal, Party B will make a decision. Where Party B agrees to transfer the funds, a written consent for funds transfer shall be sent to Party C; Party B shall not make unreasonable refusal to the application consistent with loan purpose, otherwise Party B shall be liable for the breach of contract.

Article 22 The basic transaction documents which need to be provided by Party A to Party C shall include but not limited to: relevant Guarantee Contract, copies of relevant mortgage and pledge and trading background files, and the copies shall be consistent with the original copies.

Article 23 Party C shall make formal examination within _____ days after the application proposed by Party A. Where funds transfer decision is made or payment instructed by Party B, the payment shall be made to the appointed account by Party A within ___ working days after examination or instruction.

Article 24 Party B entrusts Party C to monitor loan usage of Party A in compliance with the frequency of the following item     1     , and Party A agrees to cooperate with Party C:

1. Post loan examination for every half a year;

2. Post loan examination for every quarter;

3. Post loan examination for every monthly.

Article 25 After Party C has made post loan examination, it shall provide Party B with a written report which shall include 1. Party A's financial information; 2. Guaranty value information; 3. Other information required by Party B__________________.

Article 26 Party C may charge     /    % of the loan amount as the entrustment remuneration. Three parties agree that such remuneration shall be paid by Party A to the account appointed by Party C in a lump sum after the issuance of loan:    /    . The undertaking of such remuneration by Party A shall not affect the interest undertaking agreed in Article 4 hereof.

Chapter VII Other Entrustments

Article 27 Party B reserves the right to decide whether to entrust Party C for the guarantee registration and the like, with the fee of    /      yuan/transaction.

Article 28 Provided that the local government carries out the registration filing system on private lending, Party B has the right to decide whether or not to entrust Party C for registration filing, with the fee of     /      yuan/transaction.

Article 29 The pledge guarantee hereunder which requires Party C to occupy the guaranty entrusted by Party B shall be stipulated in a separate agreement by and between both parties.

Chapter VIII Rights and Obligations of Three Parties

Article 30 Rights and Obligations of Party A

1. Party A shall guarantee that the loan is properly authorized. Where Party A is a natural person who is married, the loan shall be deemed as the joint loan of both spouses.

2. Party A shall use the loan in compliance with the agreements agreed herein without changing loan purpose or embezzling the loan, or engaged in illegal activities with borrowed funds;

3. Party A shall guarantee that it does not make fictitious transaction, the provided transactions and counterparts exist, and all the information, documents and materials provided are genuine, complete, legal and effective;

4. Party A has the right to use the whole loan amount herein within agreed time.

5. Party A shall provide Party B with corresponding transaction documents, voucher or other transaction certificate as required, and ensure the provided materials are genuine, complete, legal and effective.

6. Party A shall accept the research from Party B or entrusted Party C by Party B regarding its credit status and contractual capability; it shall also actively cooperate with Party B for the loan usage checking;

7. Where Party A changes the contact address, work unit, domicile or habitual residence, telephone number etc., it shall inform Party B within five (5) days after such changes.

8. Party A agrees to be liable for the fee of the Contract and the registration, storage, insurance, notarization, identification, evaluation, registration filing and legal service hereunder;

9. Party A shall inform Party B and Party C within three (3) days after loan and guarantee transaction. Where singe loan or guaranteed amount exceeds RMB     /     or balance exceeds RMB    /    , prior consent shall be obtained from Party B and Party C shall be informed.

10. Party A authorizes Party C to inquire its information in credit system.

11. Party A or its major responsible person shall inform Party B and Party C with three (3) days after marriage status change or other properties division events.

12. Party A is obliged to pay the entrustment remuneration and post loan supervision remuneration to Party C, and it shall not have the right to file a claim for recovery to Party B.

Article 31 Rights and Obligations of Party B

1. Party B shall pay for the loan to Party A in full specified amount as scheduled, provided that Party A has fully performed the duty hereunder and meet the requirements for loan payment;

2. Party B has the right to check the loan usage hereunder;

3. Party B shall guarantee that it has the full right to conclude the Contract; make the commitment to keep the personal information and trade secrets confidential, unless otherwise stipulated by laws and regulations;

4. Party B shall guarantee that it has the legal right to control the funds and the funds resource is legal.

5. Party B has the right to charge principals and interests agreed hereunder.

Article 30 Rights and Obligations of Party C

1. Party C shall accept the entrustment to provide service for agent receipt and payment of loan funds and post loan supervision to Party A.

2. It has the right to get the remuneration for entrusted items agreed herein.

3. Party C is entrusted by Party B as the funds (account) supervisor. After the examination of loan purpose, which is consistent with the agreements hereunder, Party C may make the payment directly.

4. Except for the entrusted matters by Party B agreed herein, any other loan repayment or any other forms to undertake guarantee responsibility.

XI Liability for Breach of Contract

Article 31 Where Party A fails to repay the principal and interest of loan agreed herein or fails to use the loan to agreed purpose, it shall be liable for breach of contract.

Article 31 Where one the following situation occurs, Party B reserves the right to terminate the Contract and charge Party A of     5%    of contract amount as the penalty; where Party B terminates the Contract in accordance with this article, the issued loan hereunder shall be due immediately. Party B has the right to require Party A repay all or part of the loan principal and interest in advance, and has the right to stop repaying unpaid loan and handle mortgage/pledge and/or require guarantor to undertake guarantee responsibility:

31.1 Party A fails to repay the loan principal and interest within 15 days after due date;

31.2 Party A changes the loan purpose or embezzles the loan without prior consent from Party B, or use the loan and assets bought by loan to be engaged in illegal activities;

31.3 Relevant materials provided by Party A are not genuine or covering major events, endangering the loan safety of Party B;

31.4 Where the guaranteed property is torn down, sold, transferred, exchanged, given away or in other condition, or is damaged, destroyed or the value is obviously reduced, while Party A fails to provide new, valid and sufficient guaranty as required by Party B;

31.5 Party A or its guarantor shows that it refuses to perform any obligations hereunder through clear expression or its actual performance;

31.6 Party A defaults any of the obligations hereunder.

Article 32 Where Party B fails to issue the loan in accordance with the agreement, it shall pay Party A the penalty for the delay, based on amount payable and due interest rate; where the delay exceeds 15 days, Party A has the right to terminate the Contract and charge _____% of contract amount as the penalty; where Party A terminates the Contract in accordance with the agreement, the paid loan shall continue to be in accordance with the Contract, while the unpaid loan shall not be paid.

Article 33 Either Party A or Party B leads to the invalidity or impossible of performance of the Contract, it shall be deemed as breach the contract. The other party has the right to charge the default party of     /    % of contract loan amount as the penalty, and the default party shall be liable for the actual damage of the other party.

Article 34 Notwithstanding the agreements in the Contract, Party C shall not be liable for any indirect damage, and the liability for breach of contract hereunder or any other possible infringement responsibility shall not exceed received amount by Party C under the Contract.

X. Miscellaneous

Article 35 The Contract shall be effective upon the signatures and seals of all parties. Where the Guarantee Contract and the agreement of the Contract are not concluded by Party A and its Guarantor as required by Party B, Party B shall not assume the responsibility to issue the loan.

Article 36 After the effectiveness of the Contract, unless otherwise stipulated by laws and regulations or agreed herein, Party A and Party B shall not modify the Contract or terminate the Contract in advance. Where modification or termination is required, it shall be effective after it is confirmed by both parties in written form and informed Party C.

Article 37 Any disputes arising out of or in connection with the Contract shall be settled through consultation. Where no agreement is reached, it shall be referred to competent people's court at the signing place. The signing place of the Contract is    Fuzhou    .

Article 38 Where Party B files a lawsuit to protect its credit due to the breach of contract by Party A, Party A shall be liable for the fees paid by Party B for protection of credit and guarantee right (including but not limited to lawyer fees and travel fees).

Article 39 Any matters uncovered herein may be concluded in separate agreements in written form by all parties. The appendixes of the Contract are internal parts of the Contract, and have the same legal effect with the Contract.

Article 40 The contract is made in triplicate with the same legal effect, with Party A, Party B and Party C holding one copy(s).

(This space intentionally left blank)

China Minsheng Banking Corp., Ltd.

Special Seal for Legal Contract Check

Fuzhou Branch

(The page is for signature)

Party A (or agent): Jiangxi Zhangshu (Yida) Tourism and Development Co., Ltd.
Chen Minhua (seal)
Date: July 25, 2013

Party B (or agent): Wang Qiaoqia (signature)
Date: July 25, 2013

Party C (or agent): China Minsheng Banking Corp., Ltd.
Su Suhua (seal)
Date: July 25, 2013

Spouse/other joint debtor of Party A (or agent):   (signature)
Date:

China Minsheng Banking Corp., Ltd.

Special Seal for Legal Contract Check

Fuzhou Branch